UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 20, 2006

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA     15212-5851
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (412) 442-8200

Item 2.02 Results of Operations and Financial Condition

On July 20, 2006, Matthews International Corporation issued a press release announcing its earnings for the third fiscal quarter of 2006. A copy of the press release is attached hereto as Exhibit 99.1.

In its July 21, 2006 conference call concerning the third quarter financial results, the Company re-affirmed its fiscal 2006 guidance that earnings per share growth over prior fiscal year earnings (which were $1.79 per share adjusted for stock option expense) is expected to be in line with the Company’s 12% to 15% long-term growth objectives.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated July 20, 2006, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

Date: July 24, 2006